UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

FactorShares 2X: S&P500 Bull/TBond Bear
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0561294 (IRS Employer ID Number)
c/o Factor Capital Management, LLC 1 Penn Plaza New York, New York (Address of Principal Executive Offices)	10119 (Zip Code)
001-35087 (Commission File Number)
(212) 786-7481 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

The transaction disclosed on Form 8-K on June 5, 2012, regarding Factor Advisors Holding Co., LLC, Factor Advisors, LLC and Factor Capital Management, LLC, the Managing Owner of FactorShares 2X: S&P500 Bull/TBond Bear (the “Fund”), entering into a definitive Purchase and Sale Agreement with GENCAP Ventures, LLC, closed on July 16, 2012, constituting a change of control of the Fund.

As a result of this transaction, GENCAP Ventures, LLC is the sole member and owner of Factor Advisors, LLC; Joel Colpitts and Samuel Masucci have taken over the responsibilities of Karlheinz Muhr and Stuart Rosenthal, respectively, as members of the Board of Managers of the Factor Capital Management, LLC; and Joel Colpitts, Samuel Masucci and Mary Byra have taken over as Chairman, Chief Executive Office and Principal Financial Officer of Factor Capital Management, respectively, as of July 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactorShares 2X: S&P500 Bull/TBond Bear

By: Factor Capital Management, LLC, its Managing Owner

By: /s/ Samuel Masucci
Name: Samuel Masucci
Title: Chief Executive Officer

Date:   July 16, 2012